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            URS CORPORATION AND SUBSIDIARY COMPANIES

         The Company and its subsidiaries, excluding spun-off companies, as of January 9, 1997 are, as follows:

                                                                 State of                        Percent of Stock
Parent and Subsidiaries                                          Incorporation                            Owned by URS
-----------------------                                          -------------                   ----------------------
URS Corporation (Parent)                                         Delaware                           ----

URS Greiner Consultants, Inc.                                    Delaware                        100

URS Greiner Operating Services, Inc.                             Delaware                        100

URS Acquisition Corporation                                      Nevada                          100

URS Greiner Engineering, Inc.                                    Nevada                          100

URS Telecommunications, Inc.                                     Delaware                        100 (12)

URS Consultants, Inc. - Florida                                  Florida                         100 (4) (12)

URS Greiner, Inc. - California                                   California                      100 (1)

URS Greiner Consultants, Inc.                                    New York                        100 (1)

URS Greiner, Inc. - Washington                                   Washington                      100 (1)

URS Greiner Consultants, Inc. - Colorado                         Colorado                        100 (1)

URS Greiner, Inc. - Ohio                                         Ohio                            100 (1)

Coverdale & Colpitts, Inc.                                       New York                        100 (4) (12)

Thortec Environmental Systems, Inc.                              California                      100 (12)

URS Consultants, Inc. - Texas                                    Texas                           100 (1) (12)

URS Consultants, Inc. - Ingenieria                               Delaware                        100 (12)

Forrest & Cotton International                                   Texas                           100 (12)

URS Company - Kansas City                                        Missouri                        100 (12)

Hospital Development Corp.                                       Missouri                        100 (3) (12)

Thortec Environmental Systems, Inc.                              Delaware                        100 (12)

Mitchell Management Systems, Inc.                                Delaware                        100 (12)

URS de Mexico                                                    Mexico                          100 (2)(12)

E.C. Driver & Associates, Inc.                                   Florida                         100 (5)

GEL, Inc.                                                        Nevada                          100(6)

GIC Services, Inc.                                               Nevada                          100(6)


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GIE, Inc.                                                     Nevada                             100(6)

GM Services LLC                                               Nevada                             100(7)

GPI, Inc.                                                     Nevada                             100(7)

URS Greiner, Inc.                                             Delaware                           100(6)

Greiner Limited                                               Hong Kong                          100(8)

Greiner Engineering Limited                                   Hong Kong                          100(8)

Greiner FSC, Inc.                                             Barbados                           100(6)

Greiner Licensing Corp.                                       Delaware                           100(6)

Greiner (Malaysia) Sdn Bhd                                    Malaysia                           100(9)

M & M Aerial Surveys, Inc.                                    California                         100(6)(12)

SP Group/Southwest, Inc.                                      Texas                              100(6)(12)

URS Greiner, Inc.                                             Colorado                           100(6)

URS Greiner, Inc.                                             Connecticut                        100(6)

URS Greiner, Inc.                                             Maryland                           100(6)

URS Greiner, Inc.                                             New York                           100(10)

URS Greiner, Inc. Great Lakes                                 Michigan                           100(6)

URS Greiner, Inc. Pacific                                     Nevada                             100(6)

URS Greiner, Inc. Puerto Rico                                 Puerto Rico                        100(11)

URS Greiner, Inc. Southern                                    California                         100(6)

URS Greiner, Inc. Southwest                                   Arizona                            100(6)

URS Greiner, Inc. West Coast                                  California                         100(6)

                  (1)      Owned by URS Greiner Consultants, Inc. (Delaware)
                  (2)      Owned  equally by URS Greiner, Inc. - California and URS Consultants, Inc. - Ingenieria
                  (3)      Owned by URS Company - Kansas City
                  (4)      Owned by URS Greiner Consultants, Inc. (New York)
                  (5)      Owned by URS Consultants, Inc. - Florida
                  (6)      Owned by URS Greiner Engineering, Inc.
                  (7)      Owned equally by GIC Services, Inc. And Greiner (Malaysia) Sdn Bhd
                  (8)      Owned equally by URS Greiner Engineering, Inc. and Greiner International Limited
                  (9)      Owned by GIE, Inc.
                  (10)     Owned by URS Greiner, Inc. (Connecticut)
                  (11)     Owned by URS Greiner, Inc. (Delaware)
                  (12)     Inactive

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